UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EIGHTCO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	87-2755739
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

909 New Brunswick Ave. Phillipsburg, NJ	08865
(Address of Principal Executive Offices)	(Zip Code)

EIGHTCO HOLDINGS INC.

2022 LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Brian McFadden

Chief Executive Officer

Eightco Holdings Inc.

909 New Brunswick Ave.

Phillipsburg, NJ 08865

(Name and address of agent for service)

(888) 765-8933

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Rick A. Werner, Esq.

Alla Digilova, Esq.

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, New York 10112

(212) 659-7300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Eightco Holdings Inc. (the “Company” or “Registrant”) is filing this Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-8 (File No. 333-276733), originally filed with the Securities and Exchange Commission (the “Commission”) on January 26, 2024 (the “Registration Statement”), solely to correct the inadvertent omission of the signature of the Registrant’s Chief Financial Officer on the signature page. Except as expressly set forth above, this Amendment does not, and does not purport to, amend, update, or restate the information in any other item of the Registration Statement.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with Commission under the Securities Exchange Act of 1934, as amended (“Exchange Act”), are hereby incorporated by reference in this Registration Statement:

●	Our Annual Report on Form 10-K for the annual period ended December 31, 2022, filed with the Commission on April 17, 2023;

●	Our Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 2023, filed with the Commission on November 14, 2023, for the quarterly period ended June 30, 2023, filed with the Commission on August 11, 2023, and for the quarterly period ended March 31, 2023, filed with the Commission on May 16, 2023;

●	Our Current Reports on Form 8-K filed on the following dates: January 2, 2024, December 28, 2023, December 5, 2023, October 24, 2023, October 24, 2023, October 19, 2023, October 5, 2023, August 25, 2023, August 25, 2023, August 22, 2023, June 27, 2023, June 5, 2023, May 10, 2023, April 19, 2023, April 17, 2023, April 4, 2023, March 16, 2023, March 16, 2023, January 20, 2023, and January 6, 2023; and

●	The description of our capital stock in our Form 10-12B filed with the Commission on November 8, 2021, and any amendment or report filed with the Commission for the purpose of updating the description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any such information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Notwithstanding the foregoing, we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, nor any other document or information deemed to have been furnished and not filed in accordance with Commission rules.

Item 8. Exhibits.

The exhibits required by Item 601 of Regulation S-K, and an index thereto, are attached and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phillipsburg, New Jersey, on this 1st day of February 2024.

EIGHTCO HOLDINGS INC.

By:	/s/ Brian McFadden
Brian McFadden
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Brian McFadden	Chief Executive Officer and President	February 1, 2024
Brian McFadden	(Principal Executive Officer)

/s/ Brett Vroman	Chief Financial Officer	February 1, 2024
Brett Vroman	(Principal Financial Officer)

*	Chairman	February 1, 2024
Kevin J. O’Donnell

*	Director	February 1, 2024
Mary Ann Halford

*	Director	February 1, 2024
Frank Jennings

*	Director	February 1, 2024
Louis Foreman

* By:	/s/ Brian McFadden
Brian McFadden
Chief Executive Officer and President

EXHIBIT INDEX

4.1	Certificate of Incorporation (previously filed with the Commission as Exhibit 3.1 to the Registrant’s Amendment No. 2 to Form 10 dated March 18, 2022 and incorporated herein by reference)
4.2	Certificate of Amendment to the Certificate of Incorporation of Eightco Holdings Inc. (previously filed with the Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated March 16, 2023)
4.3	Certificate of Amendment to the Certificate of Incorporation of Eightco Holdings, Inc. (previously filed with the Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated April 4, 2023)
4.4	Bylaws (previously filed with the Commission as Exhibit 3.2 to the Registrant’s Amendment No. 2 to Form 10 dated March 18, 2022, and incorporated herein by reference)
5.1	Opinion of Haynes and Boone, LLP (previously filed with the Commission as Exhibit 5.1 to the Registrant’s Form S-8 dated January 26, 2024, and incorporated herein by reference)
23.1	Consent of Morison Cogen LLP (previously filed with the Commission as Exhibit 23.1 to the Registrant’s Form S-8 dated January 26, 2024, and incorporated herein by reference)
23.2	Consent of Haynes and Boone, LLP (included in Exhibit 5.1) (previously filed with the Commission as Exhibit 23.2 to the Registrant’s Form S-8 dated January 26, 2024, and incorporated herein by reference)
24.1	Power of Attorney (included on the signature page to the original filing of the registration statement)
99.1#	Eightco Holdings Inc. 2022 Incentive Compensation Plan (previously filed with the Securities and Exchange Commission as Exhibit 10.2 to the Registrant’s Amendment No. 3 to Form 10 on May 6, 2022 and incorporated herein by reference)
107	Filing Fee Table (previously filed with the Commission as Exhibit 107 to the Registrant’s Form S-8 dated January 26, 2024, and incorporated herein by reference)

#	Indicates management contract or compensatory plan

- 5 -